UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant	☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

TEREX CORPORATION

(Name of Registrant as Specified in Its Charter)

.......................................................................................

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

.......................................................................................................................

(2)	Aggregate number of securities to which transaction applies:

.......................................................................................................................

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

.......................................................................................................................
(4)	Proposed maximum aggregate value of transaction:
.......................................................................................................................

(5)	Total fee paid:

........................................................................................................................

☐	Fee paid previously by written preliminary materials.

☐   Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2), and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:...........................................................................................

(2) Form, Schedule or Registration Statement No.:	.................................................................

(3) Filing Party:..........................................................................................................

(4) Date Filed:............................................................................................................

TEREX CORPORATION

200 Nyala Farm Road, Westport, Connecticut 06880

                NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 17, 2007

The Annual Meeting of Stockholders of Terex Corporation (“Terex” or the “Company”) will be held at the corporate offices of Terex Corporation, 200 Nyala Farm Road, Westport, Connecticut, on Thursday, May 17, 2007, at 10:00 a.m., local time, for the following purposes:

1.	To elect nine (9) directors to hold office for one year or until their successors are duly elected and qualified.
2.	To ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for 2007.
3.	To amend the Company’s Restated Certificate of Incorporation to increase the number of shares of Common Stock, par value $.01 per share, the Company is authorized to issue to 600,000,000 shares.
4.	To approve an amendment and restatement of the Terex Corporation Employee Stock Purchase Plan.
5.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are described more fully in the Proxy Statement accompanying this Notice.

The Board of Directors of the Company has fixed the close of business on March 23, 2007 as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting.

EVERY STOCKHOLDER’S VOTE IS IMPORTANT. While all stockholders are invited to attend the Annual Meeting, we urge you to vote whether or not you will be present at the Annual Meeting. You may vote by telephone, via the Internet or by completing, dating and signing the accompanying proxy card and returning it in the envelope provided. No postage is required if the proxy card is mailed in the United States. You may withdraw your proxy or change your vote at any time before your proxy is voted, either by voting in person at the Annual Meeting, by proxy, by telephone or via the Internet. Please vote promptly in order to avoid the additional expense of further solicitation.

By order of the Board of Directors,
Eric I Cohen Secretary

_______, 2007

Westport, Connecticut

TEREX CORPORATION

200 Nyala Farm Road

Westport, Connecticut 06880

Proxy Statement for the

Annual Meeting of Stockholders

to be held on May 17, 2007

This Proxy Statement is furnished to stockholders of Terex Corporation (“Terex” or the “Company”) in connection with the solicitation of proxies by and on behalf of the Company’s Board of Directors (the “Board”) for use at the Annual Meeting of Stockholders of the Company to be held at 10:00 a.m. on May 17, 2007, at the corporate offices of Terex Corporation, 200 Nyala Farm Road, Westport, Connecticut, and at any adjournments or postponements thereof (collectively, the “Meeting”), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders (the “Notice”).

The Notice and proxy card (the “Proxy”) accompany this Proxy Statement. This Proxy Statement and the accompanying Notice, Proxy and related materials are being mailed on or about April __, 2007 to each stockholder entitled to vote at the Meeting. As of March 23, 2007, the record date for determining the stockholders entitled to notice of, and to vote at, the Meeting, the Company had outstanding [________] shares of common stock, $.01 par value per share (the “Common Stock”).

Proxies that are properly executed, returned to the Company and not revoked will be voted in accordance with the specifications made. Where no specifications are given, such Proxies will be voted as the management of the Company may propose. If any matter not described in this Proxy Statement is properly presented for action at the Meeting, the persons named in the enclosed form of Proxy will have discretionary authority to vote according to their best judgment.

Each share of Common Stock is entitled to one vote per share for each matter to be voted on at the Meeting. The affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote is required for the approval of any matters voted upon at the Meeting, other than the election of directors and the amendment to the Company’s Employee Stock Purchase Plan. The election of directors will require the affirmative vote of a plurality of the shares of Common Stock present in person or represented by proxy and entitled to vote. The affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote is required to amend the Company’s Employee Stock Purchase Plan, provided that the total votes cast on this proposal represent over 50% of the total number of shares entitled to vote on this proposal.

A quorum of stockholders is constituted by the presence, in person or by proxy, of holders of record of Common Stock representing a majority of the aggregate number of votes entitled to be cast. Abstentions and broker non-votes will be considered present for purposes of determining the presence of a quorum. With respect to the election of directors, abstentions and broker non-votes will not be considered in determining whether nominees have received the vote of a plurality. With respect to the other matters to be voted upon at the Meeting, abstentions will have the effect of a negative vote and broker non-votes will not be considered as votes cast and thus will have no effect on the outcome of the vote, except with respect to the proposal to amend the Company’s Employee Stock Purchase Plan, where broker non-votes may result in a failure to obtain total votes cast of more than 50% of the shares entitled to vote on the proposal.

Proxy solicitations by the Board of Directors of the Company will be made primarily by mail, but solicitations may also be made by telephone, via the Internet or by personal interviews conducted by officers or employees of the Company. All costs of solicitations, including (a) printing and mailing of this Proxy Statement and accompanying material, (b) the reimbursement of brokerage firms and others for their expenses in forwarding solicitation material to the beneficial owners of the Company’s stock, and (c) supplementary solicitations to submit Proxies, if any, will be borne by the Company.

Any stockholder giving a Proxy has the right to attend the Meeting to vote his or her shares of Common Stock in person (thereby revoking any prior Proxy). Any stockholder also has the right to revoke the Proxy at any time by executing a later-dated Proxy, by telephone, via the Internet or by written revocation received by the Secretary of the Company prior to the time the Proxy is voted. All properly executed and unrevoked Proxies delivered pursuant to this solicitation, if received at or prior to the Meeting, will be voted at the Meeting.

In order that your shares of Common Stock may be represented at the Meeting, you are requested to select one of the following methods:

Voting by Mail
•	indicate your instructions on the Proxy;
•	date and sign the Proxy;
•	mail the Proxy promptly in the enclosed envelope; and
•	allow sufficient time for the Proxy to be received by the Company prior to the Meeting.

Voting by Telephone

•	use the toll-free number provided in the Proxy; and
•	follow the specific instructions provided.

Voting via the Internet

•	log onto the Company's voting website (www.proxyvote.com) provided in the Proxy; and
•	follow the specific instructions provided.

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE OF THIS PROXY STATEMENT.

PROPOSAL 1: ELECTION OF DIRECTORS

At the Meeting, nine directors of the Company are to be elected to hold office until the Company’s next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified. Directors shall be elected by a plurality of the votes of shares of Common Stock represented at the Meeting in person or by proxy. Unless marked to the contrary, the Proxies received by the Company will be voted FOR the election of the nine nominees listed below, all of whom are presently members of the Board.

Each nominee has consented to being named in this Proxy Statement and to serve as a director if elected. However, should any of the nominees for director decline or become unable to accept nomination if elected, it is intended that the Board will vote for the election of such other person as director as it shall designate. The Company has no reason to believe that any nominee will decline or be unable to serve if elected.

In the event of an uncontested election, as is the case this year, any nominee for Director who receives less than a majority of the votes cast in person or by proxy at the meeting shall offer to resign from the Board. While the Board does not believe that in each such case a director should necessarily leave the Board, this presents an opportunity for the Board, through the Governance and Nominating Committee, to consider the resignation offer.

The information set forth below has been furnished to the Company by the nominees and sets forth for each nominee, as of March 1, 2007, such nominee’s name, business experience for at least the past five years, other directorships held and age. There is no family relationship between any nominee and any other nominee or executive officer of the Company. For information regarding the beneficial ownership of the Common Stock by the current directors of the Company, see “Security Ownership of Management and Certain Beneficial Owners.”

The Governance and Nominating Committee of the Board has nominated each of the following individuals based on various criteria, including, among others, a desire to maintain a balanced experience and knowledge base within the Board, the nominees’ personal integrity and willingness to devote necessary time and attention to properly discharge the duties of director, and the ability of the nominees to make positive contributions to the leadership and governance of the Company. It is the policy of the Governance and Nominating Committee not to nominate individuals for director who would be 70 years of age or older at the time of election, unless such nominee is approved by 100% of all current directors. The nominations of Dr. Donald P. Jacobs and William H. Fike have been so approved by the entire Board. The Board determined that Dr. Jacobs’ experience at the J. L. Kellogg Graduate School of Management and his extensive body of financial knowledge provide an invaluable asset to the Company. The Board determined that Mr. Fike’s extensive experience in the manufacturing industry and length of service with the Company, including prior service as a Lead Director of the Company, also provides an invaluable asset to the Company.

The Board of Directors recommends that the stockholders vote FOR the following nominees for director.

Name	Age	Positions and Offices with Company	First Year As Company Director
Ronald M. DeFeo	54	Chairman of the Board, Chief Executive Officer and Director	1993
G. Chris Andersen	68	Lead Director	1992
Paula H. J. Cholmondeley	59	Director	2004
Don DeFosset	58	Director	1999
William H. Fike	70	Director	1995
Dr. Donald P. Jacobs	79	Director	1998
David A. Sachs	47	Director	1992
Oren G. Shaffer	64	Director	2007
Helge H. Wehmeier	64	Director	2002

Ronald M. DeFeo was appointed President and Chief Operating Officer of the Company on October 4, 1993, Chief Executive Officer of the Company on March 24, 1995 and Chairman of the Board on March 4, 1998. Mr. DeFeo relinquished the titles of President and Chief Operating Officer of the Company on January 3, 2007. Pursuant to an Employment and Compensation Agreement between Mr. DeFeo and the Company, dated as of July 1, 2005 (the “DeFeo Agreement”), Mr. DeFeo is to remain Chief Executive Officer of the Company through December 31, 2012 and the Company will use its best efforts, consistent with generally accepted best corporate governance standards, to have Mr. DeFeo elected Chairman of the Board during this time. Mr. DeFeo joined the Company in May 1992 as President of the Company’s then Heavy Equipment Group. A year later, he also assumed the responsibility of serving as the President of the Company’s former Clark Material Handling Company subsidiary. Prior to joining the Company on May 1, 1992, Mr. DeFeo was a Senior Vice President of J.I. Case Company, the former Tenneco farm and construction equipment division, and also served as a Managing Director of Case Construction Equipment throughout Europe. While at J.I. Case, Mr. DeFeo was also a Vice President of North American Construction Equipment Sales and General Manager of Retail Operations. Mr. DeFeo serves as a director of Kennametal Inc. (a supplier of the Company).

G. Chris Andersen was a Vice Chairman of PaineWebber Incorporated from March 1990 through 1995. Mr. Andersen has been a merchant banker since 1996 and is currently a partner of G.C. Andersen Partners, LLC, a private merchant banking and advisory firm, and also serves as the non-executive Chairman of the Board of Directors of Millennium Cell Inc.

Paula H. J. Cholmondeley is currently a private consultant on strategic planning. Ms. Cholmondeley served as Vice President and General Manager of Sappi Fine Paper, North America from 2000 through 2004, where she was responsible for their Specialty Products division. Ms. Cholmondeley held senior positions with various other companies from 1980 through 1998, including Owens Corning, The Faxon Company, Blue Cross of Greater Philadelphia, and Westinghouse Elevator Company, and also served as a White House Fellow assisting the U.S. Trade Representative during the Reagan administration. Ms. Cholmondeley, a certified public accountant, is an alumnus of Howard University and received a Masters Degree in Accounting from the University of Pennsylvania, Wharton School of Finance. Ms. Cholmondeley is also a director of Dentsply International Inc., Ultralife Batteries, Inc., Albany International Corp. and Minerals Technologies Inc., and is an independent trustee of Gartmore Capital.

Don DeFosset retired in November 2005 as Chairman, President and Chief Executive Officer of Walter Industries, Inc., a diversified company with principal operating businesses in homebuilding and home financing, water transmission products and energy services. Mr. DeFosset had served since November 2000 as President and CEO, and since March 2002 as Chairman, of Walter Industries. Previously, he was Executive Vice President and Chief Operating Officer of Dura Automotive Systems, Inc., a global supplier of engineered systems, from October 1999 through June 2000. Before joining Dura, Mr. DeFosset served as a Corporate Executive Vice President, President of the Truck Group and a member of the Office of Chief Executive Officer of Navistar International Corporation from October 1996 to August 1999. Mr. DeFosset serves as a director of Regions Financial Corporation and James Hardie Industries NV.

William H. Fike has been President of Fike & Associates, a consulting firm, since January 2000. Mr. Fike retired as the Vice Chairman and Executive Vice President of Magna International Inc., an automotive parts manufacturer based in Ontario, Canada, in February 1999. Prior to joining Magna International in August 1994, Mr. Fike was employed by Ford Motor Company from 1965 to 1994, where he served most recently as a Corporate Vice President and as President of Ford Europe. Mr. Fike currently serves as a director of Magna International.

Dr. Donald P. Jacobs is Dean Emeritus and the Gaylord Freeman Distinguished Professor of

Banking of the J.L. Kellogg Graduate School of Management at Northwestern University, positions he has held since 2001. Prior to that, Dr. Jacobs was Dean of the Kellogg School from 1975 through 2001. Dr. Jacobs also serves as a director of ProLogis Trust and CDW Corporation.

David A. Sachs is a Managing Director, Head of the Capital Markets Group and Co-Portfolio Manager of Ares Management Company, LLC, an investment management firm of which he was a founder in 1997. Mr. Sachs has been an investment banker and investment manager since 1981.

Oren G. Shaffer has been the Vice Chairman and Chief Financial Officer of Qwest Communications International, Inc. since July 2002. Prior to joining Qwest, Mr. Shaffer was President and Chief Operating Officer of Sorrento Networks, a maker of optical products, beginning in 2000. From 1994 to 1999, he was Chief Financial Officer of Ameritech Corporation, a telecommunications provider that was acquired by SBC Communications Inc. in 1999. He has also served as President of Virgo Cap Inc., an investment firm, and from 1968 to 1992 he held various positions at Goodyear Tire & Rubber Co. Mr. Shaffer serves on the boards of directors of Belgacom SA, the Daiwa family of mutual funds and Intermec, Inc.

Helge H. Wehmeier retired in December 2004 as Vice-Chairman of Bayer Corporation, a post he held since July 1, 2002. Prior to that, Mr. Wehmeier served as President and Chief Executive Officer of Bayer Corporation from 1991 through June 2002. Mr. Wehmeier spent more than 35 years with Bayer AG, a diversified, international chemicals and health care group, in various positions of increasing responsibility, including senior management positions in both Europe and the United States. Mr. Wehmeier is an alumnus of the International Management Development Institute, Lausanne, Switzerland and Institut European d’Administration des Affaires, Fontainebleau, France. Mr. Wehmeier is also a director of PNC Financial Services Group, Inc., a diversified banking and financial services company, and Owens Illinois, Inc., a manufacturer of glass containers.

J. C. Watts, Jr. is a current director of the Company who is not standing for election as a nominee for director at the Meeting.

Board Meetings and Corporate Governance

The Board met six times in 2006 at regularly scheduled and special meetings, including telephonic meetings. All of the directors in office during 2006 attended at least 75% of the meetings of the Board and all committees of the Board on which they served during 2006. It is the Company’s policy, as stated in the Company’s Governance Guidelines (the “Guidelines”), that each director is expected to attend the annual meeting of stockholders. All of the directors then in office attended the Company’s previous annual stockholder meeting held on May 31, 2006.

It is the Company’s policy that the Board consists of a majority of directors who qualify as independent directors under the listing standards of the New York Stock Exchange (“NYSE”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the requirements of any other applicable regulatory authority, including the Securities and Exchange Commission (“SEC”). The Board annually reviews the relationship of each director with the Company, and only those directors who the Board affirmatively determines have no material relationship with the Company are deemed to be independent directors. The Guidelines specifically define what is deemed to be a material relationship between the Company and an independent director. The following are the relationships that the Board considers in making its independence determination:

(i)	whether the director or any of his or her immediate family members is or was within the past three years an officer of the Company;

(ii)	whether the director is or was within the past three years an employee of the Company;

(iii)	whether the director or any of his or her immediate family members is or was during the past three years affiliated with, or employed by, any past or present auditor of the Company (or an affiliate);

(iv)

whether the director or any of his or her immediate family members is or was within the past three years part of an interlocking directorate in which an executive officer of the Company serves or served on the compensation committee of a company that concurrently employs or employed the director or any of his or her immediate family members;

(v)

whether the director is an executive officer, a partner, member, of counsel or beneficial owner of more than ten percent (10%) of the equity interest of a customer of, or a supplier of goods or services (including without limitation any investment banking firm or law firm) to, the Company where the amount involved in any of the last three fiscal years exceeded the greater of (x) $1 million or (y) two percent (2%) of the customer’s or supplier’s consolidated gross revenues for its most recently completed fiscal year;

(vi)

whether the director is an executive officer, a partner or beneficial owner of more than ten percent (10%) of the equity interest of a company to which the Company was indebted at the end of any fiscal quarter during the Company’s most recently completed fiscal year or current fiscal year in an amount in excess of five percent (5%) of the Company’s total consolidated assets at the end of such fiscal year;

(vii)	whether the director is an executive officer, a partner or beneficial owner of more than ten percent (10%) of the equity interest of a company which was indebted to the Company;

(viii)

whether the director or any of his or her immediate family members was indebted to the Company, other than in the ordinary course of business of the Company and such other company or the director or the member of his or her immediate family, as applicable, at the end of any fiscal quarter during the Company’s most recently completed fiscal year or current fiscal year in an amount in excess of $100,000 at the end of such fiscal year;

(ix)

whether the director is affiliated with a tax exempt entity that within the preceding three years received the greater of (x) $1 million or (y) two percent (2%) of its consolidated gross revenues from the Company (based on the tax exempt entity’s most recently completed fiscal year);

(x)

whether the director or any of his or her immediate family members is during the current fiscal year or was during the most recently completed fiscal year a party to a transaction or series of similar transactions with the Company or its subsidiaries (excluding director fees, stock options and other director compensation) other than on arms-length terms where the amount involved is not material to either party;

(xi)

whether the director or any of his or her immediate family members received more than $100,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service within the past three years; and

(xii)

whether the director has any other relationships with the Company or the members of management of the Company that the Board has determined to be material and which are not described in (i) through (xi) above.

After consideration of all applicable matters, the Board determined, based on the above criteria, that none of the directors has a material relationship with the Company other than as a director or as a stockholder except for Mr. DeFeo, who is not an independent director. The Board considered the fact that Mr. Sachs is a managing director of an investment management firm that holds a small portion of the Company’s term loan debt. The Board also considered the fact that Mr. Shaffer is an executive officer of a company that did an immaterial amount of business with the Company in 2006. As the amount of these transactions were well below the thresholds described in sections (v) and (vi) above, the Board concluded that Mr. Sachs and Mr. Shaffer are both independent directors. Accordingly, the Board has determined that all of the nominees for director are independent directors except for Mr. DeFeo, who has been nominated to serve on the Board as a result of his position as Chief Executive Officer of the Company.

Directors who are employees of the Company receive no additional compensation by virtue of being directors of the Company. Outside directors receive compensation for their service as directors and reimbursement of their expenses incurred as a result of their service as directors. See “Director Compensation” for a detailed description of director compensation, including the Company’s Common Stock ownership objective for outside directors.

Directors have complete access to management and the Company’s outside advisors, and senior officers and other members of management frequently attend Board meetings at the discretion of the Board. It is the policy of the Board of Directors that non-management directors also meet privately in executive sessions without the presence of any members of management at each regularly scheduled meeting of the Board and at such other times as the Board shall determine. In addition, the Board may retain and have access to independent advisors of its choice with respect to any issue relating to its activities, and the Company pays the expenses of such advisors.

Since 2003, the Board has determined that, because the offices of Chairman and Chief Executive Officer have been combined in Mr. DeFeo, it has been desirable for the Company to have an independent director serve as Lead Director of the Board. The Lead Director, in conjunction with the Chairman and the Chief Executive Officer, provides leadership and guidance to the Board. In addition, the Lead Director presides at all executive sessions of the non-management directors. Mr. Andersen was appointed Lead Director in 2006. The directors intend to nominate Mr. Andersen as the Lead Director for an additional one-year term beginning in May 2007. Thereafter, the directors will review annually the desirability of having a Lead Director and, if the directors determine it best to continue to have a Lead Director, shall elect a Lead Director for the succeeding one-year period. No director may serve as Lead Director for more than three consecutive years.

The Board and the Governance and Nominating Committee annually review the Company’s corporate governance policies and practices and the Guidelines. The Board believes that the Guidelines effectively assist the Board in the exercise of its duties and responsibilities and serve the best interests of the Company. These Guidelines reflect the Board’s commitment to monitor the effectiveness of policy and decision making both at the Board and management levels, with a view to achieving strategic objectives of the Company while enhancing stockholder value over the long term. The Board and the Governance and Nominating Committee will continue to review the Guidelines annually and may make changes as they determine are necessary and appropriate, including changes that may be necessary to comply with new or proposed laws, rules or regulations issued by the SEC and the NYSE. A copy of the Guidelines is available at the Company’s website, www.terex.com, under “About Terex” – “Investor Relations” – “Corporate Governance.” In addition, a copy of the Guidelines is available in print, without charge, to any stockholder who requests these materials from the Company.

If you wish to communicate with the Board or directly with the Lead Director, you may correspond by filing a report through Ethicspoint, 24 hours a day, 7 days a week, via the Internet at www.ethicspoint.com or by calling toll free, (877) 584-8488 or 1-800-ETHICSP. Reports should be submitted under the categories “Director Communications” or “Lead Director Communications,” as appropriate. Ethicspoint is an independent third-party provider retained by the Company to offer a comprehensive, confidential and, upon request, anonymous reporting system for receiving complaints, grievances and communications. All communications received by Ethicspoint will be relayed to the Lead Director, who will forward these on to the other members of the Board as appropriate.

The Board has an Audit Committee, Compensation Committee and Governance and Nominating Committee.

Audit Committee Meetings and Responsibilities

The Audit Committee of the Board of Directors consists of Messrs. DeFosset (chairperson), Jacobs, Sachs, Shaffer and Wehmeier and Ms. Cholmondeley, each of whom is independent as defined in the listing standards of the NYSE and under the Exchange Act. The Audit Committee met 12 times during 2006.

Each member of the Audit Committee is required to be financially literate or must become financially literate within a reasonable time after appointment to the Audit Committee, and at least one member of the Audit Committee must have accounting or related financial management expertise. The Board, in its business judgment, believes that each of the current members of the Audit Committee is financially literate and that each of its members has accounting or financial management expertise: Mr. DeFosset through his business experience as a corporate executive, his involvement in preparing financial statements at various public companies and particularly his experience as a Chief Executive Officer of a public company; Dr. Jacobs through his years of experience teaching business, finance, management and accounting at the graduate level, as well as serving as a chairman of the public review board of a national accounting firm and as Chairman of the Board of Amtrak; Mr. Sachs through his extensive experience as an investment banker and investment manager; Mr. Shaffer through his extensive experience and involvement in preparing financial statements as the Chief Financial Officer of a large public company; Mr. Wehmeier through his business experience as a corporate executive and his involvement in preparing financial statements as a senior executive of a large multinational company; and Ms. Cholmondeley through her education, training and experience as a certified public accountant and her involvement in preparing financial statements as the Chief Financial Officer of a large insurance company. The Board has determined that each of Ms. Cholmondeley, Mr. DeFosset, Dr. Jacobs, Mr. Sachs and Mr. Shaffer is an “audit committee financial expert,” as such term is defined under the regulations of the SEC.

Ms. Cholmondeley also serves on the audit committees of Dentsply International Inc., Albany International Corp., Minerals Technologies Inc. and Ultralife Batteries, Inc., each of which is a public company. The rules of the NYSE and the charter of the Audit Committee do not permit any member of the Audit Committee to serve on the audit committee of more than two other public companies in addition to the Company’s Audit Committee without a determination by the Board that such simultaneous service would not impair the ability of such member to effectively serve on the Audit Committee. In the case of Ms. Cholmondeley, the Board has made the determination that her service to the Company will not be impaired by her service on the audit committees of such other public companies. In making this determination, the Board took into account the fact that Ms. Cholmondeley is retired from full time employment and will have sufficient time to devote to her Audit Committee responsibilities.

The Audit Committee assists the Board in fulfilling its oversight responsibilities by meeting regularly with the Company's independent registered public accounting firm and operating and financial management personnel. The Audit Committee reviews the audit performed by the Company's independent registered public accounting firm and reports the results of such audit to the Board. The Audit Committee reviews the Company's annual financial statements and all material financial reports provided to the stockholders and reviews the Company's internal auditing, accounting and financial controls.

As stated in the Audit Committee Charter, the Audit Committee also reviews related party transactions and any other matters pertaining to potential conflicts of interest or adherence to the Company’s standards of business conduct. Related party transactions must be approved by the Audit Committee, who will approve the transaction only if they determine that it is in the best interests of the Company. In considering the transaction, the Audit Committee will consider all relevant factors, including as applicable (i) the Company’s business rationale for entering into the transaction; (ii) the alternatives to entering into a related party transaction; (iii) whether the transaction is on terms comparable to those available to third parties, or in the case of employment relationships, to employees generally; (iv) the potential for the transaction to lead to an actual or apparent conflict of interest and any safeguards imposed to prevent such actual or apparent conflicts; and (v) the overall fairness of the transaction to the Company.

The Audit Committee is responsible for appointing, setting compensation for and overseeing the work of the independent registered public accounting firm. The Audit Committee has established a policy requiring its pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm. On an annual basis, the Chief Financial Officer of the Company provides the Audit Committee an estimate for the services needed and seeks pre-approval of such services from the Audit Committee. The Audit Committee considers whether such services are consistent with the rules of the SEC on auditor independence. The policy prohibits the Audit Committee from delegating to management the Audit Committee’s responsibility to pre-approve permitted services of the independent registered public accounting firm.

Requests for pre-approval for services must be detailed as to the services to be provided and the estimated total cost and must be submitted to the Company’s Chief Financial Officer. The Chief Financial Officer then determines whether the services requested fall within the guidance of the Audit Committee as to the services eligible for pre-approval. If the service was not of a type that was already pre-approved or the estimated cost would exceed the amount already pre-approved, then the Chief Financial Officer seeks pre-approval of the Audit Committee on a timely basis.

The Audit Committee operates under a written charter adopted by the Board that complies with all applicable requirements of the SEC and the NYSE. A copy of the Audit Committee Charter is available at the Company’s website, www.terex.com, under “About Terex” – “Investor Relations” – “Corporate Governance.” In addition, a copy of the charter is available in print, without charge, to any stockholder who requests these materials from the Company. This charter sets out the responsibilities, authority and duties of the Audit Committee.

See “Audit Committee Report” for a discussion of the Audit Committee’s review of the audited financial statements of the Company for the Company’s fiscal year ended December 31, 2006.

Compensation Committee Meetings and Responsibilities

The Compensation Committee of the Board of Directors consists of Messrs. Sachs (chairperson), Andersen, DeFosset, Fike, Shaffer and Watts, each of whom is independent as defined in the listing standards of the NYSE. The Compensation Committee met ten times during 2006.

Each member of the Compensation Committee must have a basic understanding of the components of executive compensation and of the role of each component as part of a comprehensive program linking compensation to corporate and individual performance in support of the Company’s objectives.

The Compensation Committee assists the Board in its responsibilities regarding compensation of the Company’s senior executives and outside directors, including overall responsibility for approving,

evaluating and modifying the Company’s plans, policies and programs for compensation of key management personnel. The Compensation Committee establishes compensation arrangements for executive officers and for certain other key management personnel.

The Compensation Committee operates under a written charter adopted by the Board that complies with all applicable requirements of the NYSE. A copy of the Compensation Committee Charter is available at the Company’s website, www.terex.com, under “About Terex” – “Investor Relations” – “Corporate Governance.” In addition, a copy of the charter is available in print, without charge, to any stockholder who requests these materials from the Company. This charter sets out the responsibilities, authority and duties of the Compensation Committee. The charter does not provide for any delegation of the Compensation Committee’s duties.

See “Compensation Discussion and Analysis” for a description of the Company’s executive compensation philosophy and executive compensation program, including a discussion of how the compensation of the Company’s executive officers was determined.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee served as one of the Company’s officers or employees during 2006 or was formerly an officer of the Company. None of the Company’s executive officers served as a member of the compensation committee of any other company that has an executive officer serving as a member of the Company’s Board of Directors or Compensation Committee during 2006. None of the Company’s executive officers served as a member of the board of directors of any other company that has an executive officer serving as a member of the Company’s Compensation Committee during 2006.

Governance and Nominating Committee Meetings and Responsibilities

The Governance and Nominating Committee of the Board consists of Messrs. Andersen (chairperson), Fike, Jacobs, Watts and Wehmeier and Ms. Cholmondeley, each of whom is independent as defined in the listing standards of the NYSE. The Governance and Nominating Committee met six times during 2006.

The Governance and Nominating Committee plays a central role in planning the size and composition of the Board, developing criteria and implementing the process of identifying, screening and nominating candidates for election to the Board, recommending corporate governance guidelines and actions to improve corporate governance and evaluating individual director and full Board performance. The Governance and Nominating Committee is responsible for overseeing a review and assessment of the performance of the Board and its committees at least annually, including establishing the evaluation criteria and implementing the process for evaluation.

The Governance and Nominating Committee will consider as candidates for nomination as directors individuals who have been recommended by the Company’s stockholders, directors, officers, third party search firms and other sources. For details on how stockholders may submit nominations for directors, see “Stockholder Proposals.”

The Company paid fees to an unaffiliated third party search firm in 2006 to assist the Governance and Nominating Committee in identifying and screening possible candidates for nomination, including conducting appropriate background and reference checks on such candidates.

In evaluating a candidate, the Governance and Nominating Committee considers the attributes of the candidate, including his or her independence, integrity, diversity, experience, sound judgment in areas relevant to the Company’s businesses, and willingness to commit sufficient time to the Board, all in the context of an assessment of the perceived needs of the Board at that point in time. Maintaining a balanced experience and knowledge base within the total Board shall include considering whether the candidate: (i) is a CEO, or has similar work experience, in companies engaged in capital and industrial goods industries; (ii) has significant direct management experience of multinational business operations; (iii) has extensive knowledge and experience in financial services and capital markets; and (iv) has unique knowledge and experience and can provide significant contributions to the Board’s effectiveness. Each director is expected to ensure that other existing and planned future commitments do not materially interfere with his or her service as a director. There are no specific, minimum qualifications that the Governance and Nominating Committee believes must be met by a candidate. All candidates are reviewed in the same manner, regardless of the source of the recommendation.

The Governance and Nominating Committee operates under a written charter adopted by the Board of Directors that complies with all applicable requirements of the NYSE. A copy of the Governance and Nominating Committee Charter is available at the Company’s website, www.terex.com, under “About Terex” – “Investor Relations” – “Corporate Governance.” In addition, a copy of the charter is available in print, without charge, to any stockholder who requests these materials from the Company. This charter sets out the responsibilities, authority and duties of the Governance and Nominating Committee.

SECURITY OWNERSHIP OF MANAGEMENT

AND CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding the beneficial ownership of the Common Stock by each person known by the Company to own beneficially more than 5% of the Company’s Common Stock, by each director, by each executive officer of the Company named in the summary compensation table below, and by all directors and executive officers as a group, as of March 1, 2007 (unless otherwise indicated below). Each person named in the following table has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by such person, except as otherwise set forth in the notes to the table. Shares of Common Stock that any person has a right to acquire within 60 days after March 1, 2007, pursuant to an exercise of options or otherwise, are deemed to be outstanding for the purpose of computing the percentage ownership of such person, but are not deemed to be outstanding for computing the percentage ownership of any other person shown in the table.

NAME AND ADDRESS OF BENEFICIAL OWNER (1)	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP (2)	PERCENT OF CLASS

Neuberger Berman, Inc.	11,597,004 (3)	11.3%
605 Third Avenue
New York, NY 10158

FMR Corp.	7,474,755 (4)	7.3%
82 Devonshire Street
Boston, MA 02109

State Street Bank and Trust Company	5,665,223 (5)	5.5%
225 Franklin Street
Boston, MA 02110

G. Chris Andersen	226,527 (6)	*

Paula H. J. Cholmondeley	11,294	*

Ronald M. DeFeo	1,314,289 (7)	1.3%

Don DeFosset	60,342 (8)	*

William H. Fike	88,734	*

Dr. Donald P. Jacobs	77,971 (9)	*

David A. Sachs	294,364 (10)	*

Oren G. Shaffer	-0-	*

J.C. Watts, Jr.	26,535	*

Helge H. Wehmeier	36,074	*

NAME AND ADDRESS OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP	PERCENT OF CLASS

Phillip C. Widman	173,642 (11)	*

Colin Robertson	64,229 (12)	*

Eric I Cohen	133,963 (13)	*

Brian J. Henry	210,490 (14)	*

All directors and executive officers	3,267,440 (15)	3.2%
as a group (24 persons)

________________________________

*	Amount owned does not exceed one percent (1%) of the class so owned.

(1)	Unless indicated otherwise, each person’s principal address is c/o Terex Corporation, 200 Nyala Farm Road, Westport, CT 06880.

(2)

Certain executive officers and directors maintain margin securities accounts, and the positions held in such margin accounts, which may from time to time include shares of Common Stock, are pledged as collateral security for the repayment of debit balances, if any, in the accounts. At March 1, 2007, no executive officer or director had debit balances in such accounts.

(3)

Neuberger Berman, Inc. (“Neuberger”) filed a Schedule 13G, dated February 13, 2007, disclosing the beneficial ownership of 11,597,004 shares of Common Stock. This includes Neuberger having sole voting power over 6,129,874 shares of Common Stock, shared voting power over 4,925,946 shares of Common Stock and shared dispositive power over 11,597,004 shares of Common Stock.

(4)

FMR Corp. (“FMR”) filed a Schedule 13G, dated February 14, 2007, disclosing the beneficial ownership of 7,474,755 shares of Common Stock. This includes FMR having sole voting power over 5,088,389 shares of Common Stock and sole dispositive power over 7,474,755 shares of Common Stock.

(5)

State Street Bank and Trust Company (“State Street”) filed a Schedule 13G, dated February 13, 2007, disclosing the beneficial ownership of 5,665,223 shares of Common Stock. This includes FMR having sole voting power over 5,665,223 shares of Common Stock and sole dispositive power over 5,665,223 shares of Common Stock.

(6)	Includes 15,000 shares of Common Stock issuable upon the exercise of options exercisable within 60 days. Also includes 15,000 shares that are pledged.

(7)	Includes 456,220 shares of Common Stock issuable upon the exercise of options exercisable within 60 days.

(8)	Includes 15,000 shares of Common Stock issuable upon the exercise of options exercisable within 60 days.

(9)	Includes 28,826 shares of Common Stock issuable upon the exercise of options exercisable within 60 days.

(10)

Includes 7,600 shares of Common Stock owned by Mr. Sachs’ wife. Mr. Sachs disclaims the beneficial ownership of such shares. Also includes 42,524 shares of Common Stock issuable upon the exercise of options exercisable within 60 days.

(11)	Includes 51,500 shares of Common Stock issuable upon the exercise of options exercisable within 60 days.

(12)	Includes 5,000 shares of Common Stock issuable upon the exercise of options exercisable within 60 days.

(13)	Includes 600 shares of Common Stock owned by Mr. Cohen's children. Also, includes 36,013 shares of Common Stock issuable upon the exercise of options exercisable within 60 days.

(14)	Includes 52,584 shares of Common Stock issuable upon the exercise of options exercisable within 60 days.

(15)	Includes 799,737 shares of Common Stock issuable upon the exercise of options exercisable within 60 days.

EXECUTIVE OFFICERS

The following table sets forth, as of March 1, 2007, the respective names and ages of the Company’s executive officers, indicating all positions and offices held by each such person. Each officer is elected by the Board to hold office for one year or until his or her successor is duly elected and qualified.

NAME	AGE	POSITIONS AND OFFICES WITH COMPANY
Ronald M. DeFeo	54	Chairman of the Board, Chief Executive Officer and Director
Thomas J. Riordan	50	President and Chief Operating Officer
Colin Robertson	42	Executive Vice President, Operations
Phillip C. Widman	52	Senior Vice President and Chief Financial Officer
Eric I Cohen	48	Senior Vice President, Secretary and General Counsel
Brian J. Henry	48	Senior Vice President, Finance and Business Development
Kevin A. Barr	47	Senior Vice President, Human Resources
Katia Facchetti	43	Senior Vice President and Chief Marketing Officer
Colin Fox	63	Senior Vice President, Terex Business Systems
Timothy A. Ford	45	President, Terex Aerial Work Platforms
Robert G. Isaman	45	President, Terex Construction
Steve Filipov	38	President, Terex Cranes
Richard Nichols	45	President, Terex Materials Processing & Mining
Hyeryun Lee Park	50	President, Terex Asia
Jonathan D. Carter	38	Vice President, Controller and Chief Accounting Officer

For information regarding Mr. DeFeo, refer to the section above titled “Election of Directors.”

Thomas J. Riordan became President and Chief Operating Officer of the Company on January 3, 2007. Prior to joining the Company, Mr. Riordan was Executive Vice President and Chief Operating Officer of SPX Corporation, a diversified global industrial manufacturer. From 1997 to 2006, he held a number of positions of increasing responsibility at SPX, resulting in his appointment as Executive Vice President and Chief Operating Officer of SPX. Prior to joining SPX, he was President of Portland, Oregon based Consolidated Sawmill Machinery International. Prior to that, Mr. Riordan held a series of manufacturing and management positions of increasing responsibility with J.I. Case and Borg-Warner Automotive.

Colin Robertson was named Executive Vice President, Operations on January 5, 2006. At that time, Mr. Robertson had been serving as President, Terex Construction since September 11, 2002. Prior to that, Mr. Robertson had been serving as President of Terex Europe since May 1, 2001. Mr. Robertson previously held the position of Managing Director for both the Construction and Powerscreen groups of the Company since July 2000 and before that was Managing Director for the Construction group from September 1998. Prior to that, he was the General Manager of the Company’s crane operations in Waverly, Iowa, in 1998 and of the Company’s Terex Equipment Limited operation in 1996 and 1997. Before joining the Company in October 1994, Mr. Robertson spent 12 years in positions of increasing responsibility with J.I. Case Co. and Cummins Engine Company. Mr. Robertson will be resigning as an officer of the Company effective April 5, 2007.

Phillip C. Widman was appointed Senior Vice President and Chief Financial Officer of the Company on September 16, 2002. Prior to joining the Company, Mr. Widman served as Executive Vice President, Chief Financial Officer of Philip Services Corporation, an industrial outsourcing and metal services company, from 1998 to 2001, and as an independent consultant from 2001 to 2002. Prior to joining Philip Services, Mr. Widman worked at Asea Brown Boveri Ltd. (“ABB”) for eleven years in various financial and operational capacities in the transportation, power generation and power distribution businesses. During his last two years at ABB, he served as Vice President, Chief Financial Officer and Supply Management of its diverse businesses in the United States. Additionally, Mr. Widman’s experience includes twelve years with Unisys Corporation in a variety of financial roles.

Eric I Cohen became Senior Vice President, Secretary and General Counsel of the Company on January 1, 1998. Prior to joining the Company, Mr. Cohen was a partner with the New York City law firm of Robinson Silverman Pearce Aronsohn & Berman LLP (which firm has since merged with Bryan Cave LLP) since January 1992 and was an associate attorney with that firm from 1983 to 1992.

Brian J. Henry was appointed Senior Vice President, Finance and Business Development on October 18, 2002. Mr. Henry previously held the positions of Vice President, Finance and Business Development, Vice President-Finance and Treasurer, and Vice President-Corporate Development and Acquisitions. Mr. Henry also served as the Company’s Director of Investor Relations. Mr. Henry has been employed by the Company since 1993. From 1990 to 1993, Mr. Henry was employed by KCS Industries, L.P. and its predecessor, KCS Industries, Inc., an entity that until December 31, 1993, provided administrative, financial, marketing, technical, real estate and legal services to the Company and its subsidiaries.

Kevin A. Barr was named Senior Vice President, Human Resources of the Company on January 3, 2006. Prior to that, Mr. Barr had been serving as Vice President, Human Resources of the Company since September 25, 2000. Prior to joining the Company, Mr. Barr served as Vice President-Human Resources at DBT Online since 1998. From 1995 to 1998, Mr. Barr was at Nabisco, Inc. as Vice President-Human Resources, Asia/Pacific. Prior to that, Mr. Barr served as Vice President-Human Resources, Asia/Pacific and Latin America with Dun and Bradstreet Corporation from 1990 to 1995, and in various human resources executive positions at the Chase Manhattan Bank, N.A. from 1981 to 1990.

Katia Facchetti was named Senior Vice President and Chief Marketing Officer of the Company on January 3, 2006.  Prior to joining the Company, Ms. Facchetti was President of Fusion 5, a marketing innovation consultancy serving major industrial and consumer clients.  From 2000 to 2005, she held a number of positions of increasing responsibility at Fusion 5, resulting in her appointment as President in 2004.  Prior to joining Fusion 5, Ms. Facchetti held senior marketing positions with Nabisco and Kraft/General Foods in both consumer and food service businesses from 1986 to 1999.

Colin Fox was named Senior Vice President, Terex Business Systems in December 2004. At that time, Mr. Fox had been serving as Vice President – Operations of Genie since 1997. Previously, he was a co-founder and Managing Director of Deltapoint Corporation, a leading management consulting firm that specialized in world-class competitiveness and excellence.

Timothy A. Ford became President, Terex Aerial Work Platforms on October 2, 2006.  Prior to joining the Company, Mr. Ford was Executive Vice President of The Toro Company, a lawn care and turf maintenance product and service provider, from 2005.  Previous to that, Mr. Ford held various senior executive positions with The Toro Company since 2001.  Prior to that, he held various senior management positions with Honeywell International from 1998 through 2001.  Mr. Ford began his career at General Electric in 1985, progressing through a series of positions in a variety of disciplines culminating in General Manager, GE Lighting from 1994 through 1997.

Robert G. Isaman became President, Terex Construction on January 2, 2007. Prior to joining the Company, Mr. Isaman spent 21 years at United Technologies Corporation, a diversified industrial manufacturer, in a number of positions of increasing responsibility, most recently as President of Fire Safety Americas, UTC Fire & Security.

Steve Filipov was named President, Terex Cranes on January 1, 2004. At that time, Mr. Filipov had been serving as President of the international operations for Terex Cranes since July 1, 2002. Prior to that Mr. Filipov held various other positions with a number of the Company’s international cranes businesses. Mr. Filipov started with the Company on September 1, 1995 as Export Manager for one of the Company’s crane operations in France.

Richard Nichols was named President, Terex Materials Processing & Mining on January 23, 2004. Prior to that, Mr. Nichols served as the Company’s Vice President and General Manager, Infrastructure since April 2003. Mr. Nichols previously held the position of Vice President and General Manager of Terex Mining Trucks since joining the Company in October 2000. Prior to joining the Company, Mr. Nichols spent 15 years in the aerospace industry at Honeywell International Inc. in various senior management positions.

Hyeryun Lee Park was named President, Terex Asia in March 2006. Prior to that, Ms. Lee Park was President and owner of Midas Alliance Group, a consulting company with approximately 60 consultants with offices in Chicago, Seoul, and Washington, D.C., since January 2001. Ms. Lee Park previously held a number of positions of increasing responsibility at Cahners Publishing Company, resulting in her appointment as Vice President of Strategic Marketing. Ms. Lee Park began her career with Samsung Construction Equipment America, and was responsible for overseeing Samsung’s entry into the U.S. market.

Jonathan D. Carter was named Vice President, Controller and Chief Accounting Officer of the Company on January 16, 2006. Since February 2005, Mr. Carter served in the role of Acting Controller and Chief Accounting Officer of the Company. Prior to his current responsibilities, Mr. Carter served as Chief Financial Officer of the Terex Aerial Work Platforms segment since September 2002. Prior to that, he served as Chief Financial Officer of Genie Industries since March 2001. From 1989 through 2001, Mr. Carter was employed by PricewaterhouseCoopers LLP in various capacities. Mr. Carter is a chartered accountant in England and Wales.

Code of Ethics and Conduct

The Company has adopted a code of ethics and conduct that applies to all of its directors and employees, including the Company’s principal executive officer, principal financial officer and principal accounting officer, among others. This code of ethics and conduct is a set of written standards reasonably designed to deter wrongdoing and to promote: honest and ethical conduct; full, fair, accurate, timely and understandable disclosure; compliance with applicable governmental laws, rules and regulations; prompt internal reporting of code violations; and accountability for adherence to the code. The Company periodically reviews, updates and revises its code of ethics and conduct when it considers appropriate. A copy of the current code of ethics and conduct is available at the Company’s website, www.terex.com, under “About Terex” – “Investor Relations” – “Corporate Governance.” In addition, a copy of the code of ethics and conduct is available in print, without charge, to any stockholder who requests these materials from the Company.

EXECUTIVE COMPENSATION

[to be included in Definitive Proxy Statement]

DIRECTOR COMPENSATION

[to be included in Definitive Proxy Statement]

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In 2005 and 2006, Mr. Widman received a housing allowance for seven months from the Company for an apartment that he rented in Westport, Connecticut, the site of the Company’s headquarters. In connection with this apartment rental, Mr. Widman paid the landlord a security deposit in the amount of six thousand dollars and was reimbursed by the Company for this deposit. Upon the conclusion of the lease, Mr. Widman received the return of the security deposit and subsequently repaid this money to the Company. It is possible that this arrangement could have constituted an inadvertent non-permissible extension of credit under Section 402 of the Sarbanes-Oxley Act of 2002, and, accordingly, the Company will no longer enter into arrangements of these types on behalf of executive officers of the Company.

The Company intends that all transactions with affiliates are to be on terms no less favorable to the Company than could be obtained in comparable transactions with an unrelated person. The Board will be advised in advance of any such proposed transaction or agreement and will utilize such procedures in evaluating their terms and provisions as are appropriate in light of the Board’s fiduciary duties under Delaware law. In addition, the Company has an Audit Committee consisting solely of independent directors. Pursuant to the terms of the written Audit Committee Charter, one of the responsibilities of the Audit Committee is to review related party transactions. See “Audit Committee Meetings and Responsibilities.”

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and each person who is the beneficial owner of more than 10% of the Company’s outstanding equity securities, to file with the SEC initial reports of ownership and changes in ownership of equity securities of the Company. Specific due dates for these reports have been established by the SEC and the Company is required to disclose in this Proxy Statement any failure to file such reports by the prescribed dates during 2006. Officers, directors and greater than 10% beneficial owners are required by SEC regulation to furnish the Company with copies of all reports filed with the SEC pursuant to Section 16(a) of the Exchange Act.

To the Company’s knowledge, based solely on review of the copies of reports furnished to the Company and written representations that no other reports were required, all filings required pursuant to Section 16(a) of the Exchange Act applicable to the Company’s officers, directors and greater than 10% beneficial owners were complied with during the year ended December 31, 2006, except for: a Form 4 for Colin Fox, reporting that he sold 3,000 shares of Common Stock, that was required to be filed by November 13, 2006 and was filed on November 17, 2006; a Form 4 for David A. Sachs, reporting that he sold 18,000 shares of Common Stock, that was required to be filed by November 20, 2006 and was filed on November 22, 2006; and Forms 4 for Ronald M. DeFeo, Phillip C. Widman, Brian J. Henry and Kevin A. Barr, reporting that each of them received five shares of Common Stock as a Company matching contribution pursuant to Terex’s Employee Stock Purchase Plan, that were required to be filed by May 3, 2006 and were filed on January 31, 2007.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board has reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2006, with the management of the Company and the Company's independent registered public accounting firm, PricewaterhouseCoopers LLP. The Audit Committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards 61 (Codification of Statements on Auditing Standards, Communication with Audit Committees). The Audit Committee also has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with PricewaterhouseCoopers LLP the independence of such independent registered public accounting firm. The Audit Committee also has considered whether PricewaterhouseCoopers LLP's provision of non-audit services to the Company is compatible with the independent registered public accounting firm’s independence.

Based on its review and discussions referred to in the preceding paragraph, the Audit Committee recommended to the Board that the audited financial statements for the Company’s fiscal year ended December 31, 2006 be included in the Company’s Annual Report on Form 10-K for the Company’s fiscal year ended December 31, 2006 for filing with the SEC.

The Audit Committee's responsibility is to monitor and oversee the audit processes. However, the members of the Audit Committee are not practicing certified public accountants, professional auditors or experts in the fields of accounting and auditing and rely, without independent verification, on the information provided to them and on the representations made by management and the independent registered public accounting firm.

AUDIT COMMITTEE

PAULA H. J. CHOLMONDELEY
DON DEFOSSET
DR. DONALD P. JACOBS
DAVID A. SACHS
HELGE WEHMEIER

PROPOSAL 2: INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The firm of PricewaterhouseCoopers LLP has audited the consolidated financial statements of the Company for 2006. The Board of Directors, at the recommendation of the Audit Committee, desires to continue the service of this firm for 2007. Accordingly, the Board of Directors recommends to the stockholders ratification of the retention of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007. If the stockholders do not approve PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm, the Board of Directors and the Audit Committee will reconsider this selection.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the Meeting with the opportunity to make a statement if they desire to do so, and they are expected to be available to respond to appropriate questions.

Audit Fees

During the last two fiscal years ended December 31, 2006 and December 31, 2005, PricewaterhouseCoopers LLP charged the Company $[___________] and $7,920,000, respectively, for professional services rendered by such firm for the audit of the Company’s annual financial statements and review of the Company’s financial statements included in the Company’s quarterly reports on Form 10-Q for that fiscal year. Audit fees for the fiscal years ended December 31, 2006 and December 31, 2005 include fees of $[___________] and $2,300,000 for professional services provided in connection with the assessment of the Company’s internal controls pursuant to Section 404 of the Sarbanes-Oxley Act of 2002.

Audit-Related Fees

Audit-Related Fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements. This category includes fees related to various audit and attest services, due diligence related to mergers, acquisitions and investments, and consultations concerning financial accounting and reporting standards. The aggregate fees billed by PricewaterhouseCoopers LLP for such audit-related services for the fiscal years ended December 31, 2006 and December 31, 2005, were $[_________] and $516,000, respectively.

Tax Fees

The aggregate fees billed for tax services provided by PricewaterhouseCoopers LLP in connection with tax compliance, tax consulting and tax planning services for the fiscal years ended December 31, 2006 and December 31, 2005, were $[_________] and $110,000, respectively.

All Other Fees

The aggregate fees billed for services not included in the above services for the fiscal years ended December 31, 2006 and December 31, 2005, were $[_________] and $39,000, respectively and were primarily related to miscellaneous items, including foreign government filings.

All of the services related to the Audit-Related Fees, Tax Fees or All Other Fees described above were approved by the Audit Committee pursuant to the general pre-approval provisions set forth in the Audit Committee’s pre-approval policies described in “Audit Committee Meetings and Responsibilities.”

The Board of Directors recommends that the stockholders vote FOR the ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for

2007.

PROPOSAL 3: TO AMEND THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK,

PAR VALUE $.01 PER SHARE, THE COMPANY IS AUTHORIZED TO ISSUE

TO 600,000,000 SHARES

The Company currently has 150,000,000 authorized shares of Common Stock. As of March 16, 2007, 102,787,890 shares of Common Stock were issued and outstanding; 4,543,936 shares were reserved for issuance under the Company’s various compensatory plans; and 2,439,346 shares were held in treasury. Therefore, as of March 16, 2007, there were 40,228,828 shares of Common Stock which were not issued and outstanding, reserved for issuance or held in the Company’s treasury. Because of the limited number of shares of Common Stock available to be issued, the Board of Directors has proposed a resolution which would authorize an additional 450,000,000 shares of Common Stock of the same class as is presently authorized. None of the Company’s shares will have preemptive rights.

Although the Company has no present plans, agreements or understandings regarding the issuance of the additional shares of Common Stock proposed to be authorized, the Board of Directors believes that the adoption of the amendment is advisable because it will provide Terex with needed flexibility in connection with possible future stock splits, financing transactions, acquisitions of other companies or business properties, employee benefit plans and other corporate purposes.

Except as otherwise required by applicable law or stock exchange rules, authorized but unissued shares of Common Stock may be issued at such time, for such purposes, and for such consideration as the Board may determine to be appropriate, without further authorization by the stockholders. While the issuance of additional shares of Common Stock may dilute the ownership interest of a person seeking to obtain control of the Company, and thus discourage a change in control of the Company by making it more difficult or costly, the Company is not aware of anyone seeking to accumulate Common Stock for such purpose and has no present intention of using any additional Common Stock to deter a change in control.

Authorization of the proposed amendment, which will be presented at the Meeting in the form of the following resolution, will require the affirmative vote of the holders of a majority of the shares of Common Stock outstanding and entitled to vote at the Meeting.

“RESOLVED, that paragraph (a) of Article IV of the Company’s Restated Certificate of Incorporation be, and it hereby is, amended and restated in its entirety to read as follows:

(a) The aggregate number of shares which the corporation shall have the authority to issue is 650,000,000, consisting of (i) 600,000,000 shares designated as Common Stock, par value $.01 per share (“Common Stock”), and (ii) 50,000,000 shares designated as Preferred Stock, par value $.01 per share (“Preferred Stock”).”

The Board of Directors recommends that the stockholders vote FOR amendment of the Company’s Restated Certificate of Incorporation to increase the number of shares of authorized Common Stock.

PROPOSAL 4: TO APPROVE AN AMENDMENT AND RESTATEMENT OF THE TEREX CORPORATION EMPLOYEE STOCK PURCHASE PLAN

General

Stockholders are being asked to approve an amendment and restatement of the Terex Corporation Employee Stock Purchase Plan (the “Stock Purchase Plan”), which will make the following principal changes: (i) eliminate the five (5) share Company matching contribution on the first $240 that a participant in the Stock Purchase Plan contributes annually; (ii) eliminate the ability of employees to make strategic purchases; (iii) increase the number of eligible participants in the Stock Purchase Plan; and (iv) extend the expiration date of the Stock Purchase Plan from March 11, 2014 to March 7, 2017. The Stock Purchase Plan was originally adopted by the Board on August 1, 1994 and approved by the stockholders of the Company pursuant to the rules of the NYSE on May 25, 2004.

The purpose of the Stock Purchase Plan is to encourage and facilitate the purchase of shares of Common Stock (“Shares”) by employees and outside directors of the Company, thereby providing an additional incentive to them to promote the best interests of the Company and the opportunity to participate directly in the Company’s future. The Stock Purchase Plan provides employees and outside directors the opportunity to purchase Shares and to receive additional Shares pursuant to a Company matching contribution based upon the amount of the participant’s contribution. The Stock Purchase Plan is not intended to qualify under Section 423 of the Code.

The Board of Directors adopted the proposed amendment and restatement of the Stock Purchase Plan on March 7, 2007, subject to stockholder approval, and directed that the amendment and restatement of the Stock Purchase Plan be submitted to the stockholders of the Company for their approval. Approval of the amendment and restatement of the Stock Purchase Plan will require the affirmative vote of a majority of the Shares present in person or by proxy at the Meeting.

The following summary of the material features of the Stock Purchase Plan is qualified in its entirety by the terms of the Stock Purchase Plan, which is attached to this Proxy Statement as Appendix A.

Eligibility

Currently, most U.S. employees and all outside directors of the Company are eligible to participate in the Stock Purchase Plan. As of December 31, 2006, approximately 7,800 people were eligible to participate in the Stock Purchase Plan and 1,566 were participating in the Stock Purchase Plan. Under the terms of the proposed Stock Purchase Plan, in addition to the current participants, many international employees of the Company would become eligible to participate in the Stock Purchase Plan. This would have increased the number of people eligible to participate in the Stock Purchase Plan as of December 31, 2006 by approximately 6,500 people. Participants in the Stock Purchase Plan are the “ESPP Participants.”

ESPP Participant Contributions

Currently, any contribution that an ESPP Participant makes under the Stock Purchase Plan via payroll deduction is used to purchase Shares on the open market on the day of such payroll deduction or as soon as administratively possible thereafter. In addition, any ESPP Participant may make strategic-timed purchases under the Plan, either in addition to or in lieu of any payroll-deducted purchases, at any time during the calendar year by purchasing Shares on the open market on a specific day that the ESPP Participant chooses through the plan custodian. The purchase price that is paid for each Share that is purchased under the plan is the price per share actually paid for the Shares.

The minimum ESPP Participant contribution via payroll deduction is $20 per month and the minimum ESPP Participant strategic investment is $240, with a maximum total ESPP Participant contribution of $25,000 per year. An ESPP Participant is required to hold any Shares purchased through the Stock Purchase Plan for a minimum of six (6) months before the Shares may be sold.

Under the terms of the proposed Stock Purchase Plan, any contribution that an ESPP Participant makes under the Stock Purchase Plan via payroll deduction will be credited to his or her account on the day of such payroll deduction or as soon as administratively possible thereafter. Once a month, at a pre-determined date, the funds in each such account will be used to purchase Shares on the open market. In addition, only outside directors will be eligible to make strategic purchases under the Stock Purchase Plan. The minimum and maximum ESPP Participant contributions will not change.

Company Contributions

Currently, the Company makes a contribution of five (5) Shares to each ESPP Participant who has purchases of $240 annually through the Stock Purchase Plan, either through payroll deductions or strategic purchases. For purchases through the Stock Purchase Plan totaling greater than $480, the Company makes an additional contribution of Shares equal to 15% of the ESPP Participant’s purchases above $480. The Company purchases Shares on the open market to fund the Company contributions. The purchase price that is paid for each Share that is contributed under the plan is the price per share actually paid for the Shares.

Under the terms of the proposed Stock Purchase Plan, the Company shall make a contribution of Shares to each ESPP Participant equal to 15% of each Participant’s purchases of Shares through the Stock Purchase Plan. The Company will continue to purchase Shares on the open market to fund the Company contributions. The purchase price that is paid for each Share that is contributed under the plan will continue to be the price per share actually paid for the Shares.

The Company pays for, and will continue to pay for, all front-end administration fees, including broker commission and recordkeeping fees, on purchases of Shares for the automatic payroll deduction and most front-end administration fees for purchases of Shares under the strategic investment option. If the ESPP Participant chooses to sell any portion of his or her Shares held in the plan, the ESPP Participant will incur a broker commission.

Administration

The Stock Purchase Plan is administered by the Administrative Committee, a committee of at least three persons who are appointed by the Board. The Administrative Committee may appoint agents as it deems necessary or appropriate to assist it with the operation and administration of the Stock Purchase Plan. The Administrative Committee’s determination as to any issue that arises with respect to the conduct or operation of the Stock Purchase Plan is final.

The Plan is not subject to the Employee Retirement Income Security Act of 1974.

Term, Termination and Amendment of the Stock Purchase Plan

Currently, the Stock Purchase Plan is set to terminate on March 10, 2014. Under the terms of the proposed Stock Purchase Plan, the Stock Purchase Plan will terminate on March 7, 2017. The Company, through the Board, reserves the right to amend the Stock Purchase Plan at any time, subject to any required stockholder approval.

Company Contributions Under the Stock Purchase Plan

Because benefits under the Stock Purchase Plan will depend on ESPP Participant elections and the fair market value of the Shares, it is not possible to determine the benefits that will be received if the amendment and restatement of the plan is approved by stockholders.

During 2006, Company contributions were made under the Stock Purchase Plan as follows:

•

Approximately 100 Shares were provided as matching contributions to the Named Executive Officers (one of whom was also a Director) as a group. For more details on these matching contributions, see “Executive Compensation – Summary Compensation Table – All Other Compensation.”

•	Approximately 30 Shares were provided as matching contributions to all current executive officers of the Company (not including the Named Executive Officers) as a group.

•	No Shares were provided as matching contributions to the Directors (not including one Director who was also a Named Executive Officer) as a group.

•

Approximately 16,400 Shares were provided as matching contributions to all employees of the Company (not including all current executive officers and Named Executive Officers of the Company) as a group.

Recommendation

The Board of Directors believes that the approval of the amendment and restatement of the Stock Purchase Plan is in the best interests of the Company and its stockholders because the Stock Purchase Plan as so amended will expand participation in the Stock Purchase Plan, make the plan easier to administer and better enable the Company to provide rational and competitive equity incentives to the ESPP Participants to enhance the profitability of the Company and increase stockholder value.

The Board of Directors recommends that the stockholders vote FOR approval of the amendment and restatement of the Terex Corporation Employee Stock Purchase Plan.

OTHER BUSINESS

The Board does not know of any other business to be brought before the Meeting. In the event any such matters are brought before the Meeting, the persons named in the enclosed Proxy will vote the Proxies received by them as they deem best with respect to all such matters.

STOCKHOLDER PROPOSALS

All proposals of stockholders intended to be included in the proxy statement to be presented at the 2008 Annual Meeting of Stockholders must be received at the Company’s offices at 200 Nyala Farm Road, Westport, Connecticut 06880, no later than [_______, 2007]. All proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the proxy statement for that meeting.

To nominate a candidate for election as a director at an annual meeting of stockholders or propose business for consideration at such a meeting, the Bylaws of the Company generally provides that notice must be given to the Secretary of the Company no more than 90 days nor less than 60 days prior to the date of the annual meeting. The Company anticipates that in order for a stockholder to nominate a candidate for election as a director at the Company's 2008 annual meeting or to propose business for consideration at such meeting, notice must be given between [________], 2008 and [________], 2008. The fact that the Company may not insist upon compliance with these requirements should not be construed as a waiver by the Company of its right to do so at any time in the future.

ANNUAL REPORT TO STOCKHOLDERS

The Company's 2006 Annual Report, which includes the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, including the Company's financial statements for that fiscal year, as filed with the SEC, is being mailed to stockholders of the Company with this Proxy Statement. The Annual Report does not constitute a part of the Proxy solicitation materials. Stockholders may, without charge, obtain copies of the Company’s Annual Report on Form 10-K filed with the SEC. Requests for this report should be addressed to the Company’s Secretary.

STOCKHOLDERS	ARE	URGED	TO	VOTE	THEIR	PROXIES	WITHOUT	DELAY.

A PROMPT RESPONSE WILL BE GREATLY APPRECIATED.

By order of the Board of Directors,
Eric I Cohen Secretary

______, 2007

Westport, Connecticut

Appendix A

[to be included in Definitive Proxy Statement]

ANNUAL MEETING OF STOCKHOLDERS OF

TEREX CORPORATION

___________________________

THIS IS YOUR PROXY. YOUR VOTE IS IMPORTANT.

Whether or not you plan to attend the Annual Meeting of Stockholders, you can ensure that your shares are represented at the meeting by completing, signing and returning your proxy card below.

Please date, sign and mail your proxy card in the envelope

provided as soon as possible.

Please detach and mail in the envelope provided.

- - - - - - -- - - -- - - - -- - - - -- - - - -- - - - -- - - - - -- - - - - -- - - - -- - - - - - -- - - - - - - -- - - - - - - - - - - - - - - - - - - - - - - - -- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -- - - - - - - - - -

TEREX CORPORATION

2007 Annual Meeting

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Ronald M. DeFeo and Eric I Cohen, and either one of them, proxies with the power of substitution to act, by unanimous vote, or if only one votes or acts then by that one, to vote for the undersigned at the Annual Stockholders’ Meeting of Terex Corporation, to be held at 10:00 A.M., local time, on May 17, 2007, at the offices of Terex Corporation, 200 Nyala Farm Road, Westport, Connecticut, and any adjournment or postponement thereof, as follows:

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL OF THE BOARD OF DIRECTORS NOMINEES AND FOR PROPOSALS 2, 3 AND 4.

Address Changes: _____________________________________________________________

_____________________________________________________________________________

_____________________________________________________________________________

(If you noted Address Changes above, please mark corresponding box on the reverse side.)

(Continued and to be signed on the reverse side)

200 NYALA FARM ROAD

WESTPORT, CT 06880

VOTE BY INTERNET – www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Terex Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via email or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE – 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Terex Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: X	KEEP THIS PORTION FOR YOUR RECORDS

- - - - - -- - ---- -- - - - -- - - - -- - - - -- - - - -- - - - - -- - - - - -- - - - -- - - - - - -- - - - - - - -- - - - - - - - - - - - - - - - - - - - - - - - -- - - - - - - - - - - - - - - - - - - - -

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

TEREX CORPORATION Vote on Directors
1.ELECTION OF DIRECTORS					To Withhold authority to vote for
		For	Withhold	For All	any individual nominee, mark
		All	For All	Except	“FOR ALL EXCEPT” and write
NOMINEES					the nominee’s name on the line below:
01) Ronald M. DeFeo	06) Dr. Donald P. Jacobs
02) G. Chris Andersen	07) David A. Sachs
03) Paula H. J. Cholmondeley	08) Oren G. Shaffer
04) Don DeFosset	09) Helge H. Wehmeier	☐	☐	☐	_____________________________
05) William H. Fike
Vote on Proposals
				FOR	AGAINST	ABSTAIN
2. RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM				☐	☐	☐

3. AMENDMENT OF TEREX CERTIFICATE OF INCORPORATION TO INCREASE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK				☐	☐	☐

4. APPROVAL OF AMENDMENT AND RESTATEMENT OF TEREX EMPLOYEE STOCK PURCHASE PLAN

5. Upon such other business as may properly come before the meeting or any adjournments or postponements, hereby revoking any proxy heretofore given.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION AS DIRECTORS OF THE NAMED NOMINEES AND “FOR” PROPOSALS 2, 3 AND 4.
Note:

This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

To change the address on your account, please check the box at right and indicate your new address on the reverse side. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐
	Yes		No
HOUSEHOLDING ELECTION – Please indicate if you consent to receive certain future Investor communications in a single package per household.	☐		☐

Signature [PLEASE SIGN WITHIN BOX] Date			Signature (Joint Owners) Date